                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                December 5, 2003
                Date of Report (date of earliest event reported)

                             COGNIGEN NETWORKS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

     Colorado                            0-11730                 84-1089377
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(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
   of incorporation)                                        (Identification No.)

7001 Seaview Avenue, Suite 210, Seattle, Washington            98117
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(Address of principal executive offices)                     (Zip Code)

                                 (206) 297-6151
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              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Effective December 5, 2003, Thomas S. Smith was appointed the President and
Chief Executive Officer of Cognigen Networks,  Inc.  ("Cognigen") and on January
26,  2004,  Thomas S. Smith was  appointed  a director  of  Cognigen to fill the vacancy created by the resignation of Darrell H. Hughes.

     From April 2003 until  December 31, 2003,  Mr. Smith was a  shareholder  of
Jones & Keller, P.C.; from August 2000 until April 2003, he was a partner of and then of counsel to Dorsey & Whitney, LLP; from September 1996 until August 2000, he was a director of Smith McCullough, P.C.; from 1972 until August 1996, he was a director of Hopper and Kanouff, P.C. During all of his law firm experience, he practiced  corporate and securities  law. He graduated from Duke  University and the University of North Carolina Law School.

     On December  31,  2003,  Darrell H. Hughes  resigned as the Chairman of the
Board and as a director of Cognigen because of the demands imposed on him as the
Chief Operating Officer for Business Computer Training Institute.

     Effective  December  31,  2003,  Anthony  T.  Sgroi  resigned  as the Chief
Operating  Officer of  Cognigen  and as the  President  of the  Cognigen  Resale
Division  and  terminated  his  Employment  Agreement  as of the same date.  Mr.
Sgroi's  resignations  were in connection  with his acceptance of a new position with another entity.

     Effective January 14, 2004,  Richard B. Rime resigned as the Vice President of Sales and Marketing of Cognigen.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated:  January 30, 2004                  COGNIGEN NETWORKS, INC.

                                    By:   /s/ Thomas S. Smith
                                          Thomas S. Smith
                                          President & CEO